                                                                  EXHIBIT 21.1

                                SUBSIDIARIES OF THE REGISTRANT

Name of                                  Jurisdiction                           Name Under Which
Subisiary                              of Incorporation                    Business Is Conducted
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Umpqua Bank                                 Oregon                                   Umpqua Bank

Strand, Atkinson, Williams & York, Inc.  Oregon        Strand, Atkinson, Williams & York